                           CONSENT OF ROBERT J. WATSON

November 17, 2001


         I consent to the use of my name as a Director Nominee in the section "Management" in the Registration Statement, SEC File No. 333-69118 and all amendments and post-effective amendments or supplements thereto, including the Prospectus contained therein, of Heritage Property Investment Trust, Inc.


                                                     /s/ Robert J. Watson
                                                     ---------------------------
                                                     Robert J. Watson